As filed with the Securities and Exchange Commission on August 21, 2025

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3861628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

530 7th Avenue, Floor M1
New York, New York 10018
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated LivePerson, Inc. 2019 Stock Incentive Plan
(Full title of the Plans)

Monica L. Greenberg, Esq.
Executive Vice President of Policy and General Counsel
LivePerson, Inc.
530 7th Avenue, Floor M1
New York, New York 10018
(212) 609-4200
(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copy to:
Mark Hayek, Esq.
Amy Blackman, Esq.
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
(212) 859-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer ☒	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

At the 2025 annual meeting of the stockholders of LivePerson, Inc. (the “Registrant”), the Registrant’s stockholders approved an amendment to the Registrant’s Amended and Restated 2019 Stock Incentive Plan (the “Amended SIP”), which provides for grants of equity awards to eligible employees, officers and directors of the Registrant and its affiliates. Under the Amended SIP, the number of shares of Common Stock that may be issued pursuant to the plan was increased by 5,340,000 shares of Common Stock.

This registration statement on Form S-8 (this “Registration Statement”) relates to the additional 5,340,000 shares of Common Stock authorized for future issuance under the Amended SIP.

Pursuant to General Instruction E to Form S-8, the contents of the registration statements on Form S-8 with respect to the Amended SIP filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2019 (File No. 333-234676), August 14, 2020 (File No. 333-245808), August 6, 2021 (File No. 333-258578), November 16, 2021 (File No. 333-261121), November 17, 2023 (File No. 333-275611) and December 16, 2024 (File No. 333-283851), including the information contained therein, are hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Amended SIP and as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and, as applicable, the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus for the Amended SIP that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in the Registration Statement by reference:

(a) The Registrant’s latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s documents referred to in (a) above.

(c) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A12G filed with the Commission under the Exchange Act on March 28, 2000, including any amendment or report filed for the purpose of updating such description.

(d) The description of the Purchase Rights contained in the Registrant’s registration statement on Form 8-A12B filed with the Commission under the Exchange Act on January 22, 2024, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The registrant’s amended and restated certificate of incorporation in effect as of the date hereof (the “Certificate”) provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the “DGCL”), the registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. The registrant has obtained liability insurance for its officers and directors.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law or obtained an improper personal benefit, where a director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or where an officer is liable in any action by or in the right of the corporation. The registrant has included such a provision with respect to its directors in the Certificate.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which such person is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The registrant has also entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Certificate. The registrant believes that these agreements are necessary to attract and retain qualified directors and executive officers. In addition, the registrant has obtained liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Fourth Amended and Restated Certificate of Incorporation.	10-K	000-30141	3.1	March 30, 2001

4.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation effective as of November 12, 2019).	S-8	333-234676	4.2	November 13, 2019

4.3	Certificate of Designations of the Series A Junior Participating Preferred Stock of the Company, dated January 22, 2024.	8-K	000-30141	3.1	January 22, 2024

4.4	Tax Benefits Preservation Plan, dated as of January 22, 2024, by and between the Company and Equiniti Trust Company, LLC as rights agent (which includes the Form of Rights Certificate as Exhibit B thereto).	8-K	001-30141	4.1	January 22, 2024

4.5	Amendment, dated as of February 16, 2024, to the Tax Benefits Preservation Plan, between LivePerson, Inc. and Equiniti Trust Company, LLC.	8-K	001-41926	4.1	February 16, 2024

4.6	Fourth Amended and Restated By-Laws, as amended.	8-K	001-41926	3.1	August 11, 2025

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.					X

23.1*	Consent of BDO USA, P.C.					X

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1 to this Registration Statement).					X

24.1*	Power of Attorney authorizing signature (on behalf of each officer and director included on the signature page to this Registration Statement).					X

99.1	Amended and Restated LivePerson, Inc. 2019 Stock Incentive Plan	8-K	001-41926	10.1	November 26, 2024

99.2	Amendment to the Amended and Restated LivePerson, Inc. 2019 Stock Incentive Plan	8-K	001-41926	10.1	July 1, 2025

107*	Calculation of Filing Fee Table.					X
* Filed herewith

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:
Paragraphs (a)(1)(i) and (a) (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 21, 2025.

LIVEPERSON, INC.
Date: August 21, 2025

	By:	/s/ John Collins
	Name:	John Collins
	Title:	Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of LivePerson, Inc. (the “Company”), hereby severally constitute and appoint John Sabino, John Collins, Jeffrey Ford and Monica L. Greenberg, and each of them singly, as our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Sabino	Chief Executive Officer (Principal Executive Officer) and Director	August 21, 2025
John Sabino

/s/ John Collins	Chief Financial Officer (Principal Financial Officer) and Chief Operating Officer	August 21, 2025
John Collins

/s/ Jeffrey Ford	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 21, 2025
Jeffrey Ford

/s/ James Miller	Chair of the Board	August 21, 2025
James Miller

/s/ Dan Fletcher	Director	August 21, 2025
Dan Fletcher

/s/ Vanessa Pegueros	Director	August 21, 2025
Vanessa Pegueros

/s/ Karin-Joyce (K.J.) Tjon	Director	August 21, 2025
Karin-Joyce (K.J.) Tjon

/s/ William G. Wesemann	Director	August 21, 2025
William G. Wesemann

/s/ Anthony Zingale	Director	August 21, 2025
Anthony Zingale